INDEPENDENT AUDITORS' REPORT

To the Trustees and Shareholders of
WM Variable Trust:

In planning and performing our audit
of the financial statements of WM
Variable Trust (the "Trust")
(including WM Variable Trust Equity
Income Fund, WM Variable Trust
Growth and Income Fund, WM Variable
Trust West Coast Equity Fund, WM
Variable Trust Growth Fund, WM
Variable Trust Mid Cap Stock Fund,
WM Variable Trust Small Cap Stock,
WM Variable Trust International
Growth Fund, WM Variable Trust Short
Term Income Fund, WM Variable Trust
U.S. Government Securities Fund, WM
Variable Trust Income Fund, WM
Variable Trust Money Market Fund, WM
Variable Trust Strategic Growth
Portfolio, WM Variable Trust
Conservative Balanced Portfolio, WM
Variable Trust Flexible Income
Portfolio, WM Variable Trust
Balanced Portfolio, and WM Variable
Trust Conservative Growth Portfolio)
for the year ended December 31, 2002
(on which we have issued our report
dated February 7, 2003), we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, and not to provide
assurance on the Trust's internal
control.

The management of the Trust is
responsible for establishing and
maintaining internal control. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with accounting
principles generally accepted in the
United States of America. Those
controls include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
any internal control, misstatements
due to error or fraud may occur and
not be detected. Also, projections
of any evaluation of internal
control to future periods are
subject to the risk that the
internal control may become
inadequate because of changes in
conditions or that the degree of
compliance with policies or
procedures may deteriorate.

Our consideration of the Trust's
internal control would not
necessarily disclose all matters in
internal control that might be
material weaknesses under standards
established by the American
Institute of Certified Public
Accountants. A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements due to error
or fraud in amounts that would be
material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.


However, we noted no matters
involving the Trust's internal
control and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of December 31, 2002.

This report is intended solely for
the information and use of
management, the Trustees and
Shareholders of WM Variable Trust,
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 7, 2003